UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 22, 2020 (December 18, 2020)

Date of Report

(Date of earliest event reported)

Novus Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36620	20-1000967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19900 MacArthur Blvd., Suite 550
Irvine, California 92612
(Address of principal executive offices, including Zip Code)

(949) 238-8090

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NVUS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Novus Therapeutics, Inc. (the “Company”) held a special meeting of stockholders on December 18, 2020 (the “Special Meeting”). At the Special Meeting, the Company’s stockholders voted in the following manner with respect to the following proposals:

1.

To approve, in accordance with Nasdaq Listing Rule 5635(a), the issuance of the Company’s common stock, upon conversion of the Company’s Series X1 Preferred Stock, par value $0.001 per share, issued in September 2020.

For:	499,633
Against:	654
Withhold/Abstain:	8,904
Broker Non Votes:	344,160

The above voting results for Proposal 1 do not include the 214,307 shares of Common Stock that were issued in the Company’s acquisition of Anelixis Therapeutics, Inc. that were not entitled to vote on Proposal 1 for purposes of Nasdaq rules. These 214,307 shares of Common Stock were voted in favor of Proposal 1 for purposes of adopting the proposal under Delaware law. However, to comply with applicable Nasdaq rules, the Company instructed the inspector of elections to conduct a separate tabulation, which is set forth above, that subtracted 214,307 shares from the total number of shares voted in favor of Proposal 1 for purposes of determining whether the proposal was also adopted under applicable Nasdaq rules.

2.	To approve the Novus Therapeutics, Inc. 2020 Long Term Incentive Plan.

For:	681,842
Against:	33,309
Withhold/Abstain:	8,346
Broker Non Votes:	344,160

Following approval Proposal 2, the Company has a total of approximately 4,167,044 shares of common stock available for grant under the 2020 Incentive Plan, after deducting the shares issuable under outstanding grants that were made in advance of the Special Meeting.

3.	To ratify an amendment to the Company’s bylaws to allow for participation in stockholder meetings by means of virtual meeting technology.

For:	1,064,514
Against:	2,134
Withhold/Abstain:	1,010
Broker Non Votes:	0

4.	To approve the adjournment or postponement of the Special Meeting, if necessary, to continue to solicit votes for Proposals 1, 2 and/or 3.

For:	971,104
Against:	59,625
Withhold/Abstain:	36,929
Broker Non Votes:	0

Item 8.01	Other Events

Set forth below is a summary capitalization table setting forth shares issued and outstanding on a pro forma basis after giving effect to the conversion of the Series X1 Preferred Stock on December 22, 2020 (to the extent such conversions are limited by beneficial ownership conversion blockers), as well as shares reserved for issuance pursuant to outstanding options and warrants as of the dates set forth below.

Outstanding capital stock (1)
Outstanding common stock	15,160,397
Outstanding preferred stock (2)	6,003,872
Total outstanding shares	21,164,270

Options and warrants (3)
Shares underlying outstanding warrants	3,425,821
Exercise price range	$3.08 - $69.64
Weighted-average exercise price	$9.02
Shares underlying outstanding options	3,627,382
Exercise price range	$4.73 - $2,147
Weighted-average exercise price	$16.42

(1)	Outstanding capital stock presented as of the conversion date (December 22, 2020).
(2)	Represents shares underlying Series X1 Preferred (presented on an as-converted basis), which shares remain outstanding due to the application of beneficial ownership conversion blockers.
(3)	Outstanding options and warrants presented as of December 22, 2020.

Outstanding Options and Warrants(1)

Set forth below is a schedule of outstanding options and warrants broken down by exercise price. The shares and exercise prices have been adjusted to reflect the 1:18 reverse split of the Company’s common stock implemented on October 4, 2020.

Outstanding Warrants		Outstanding Options
Exercise price	Number of Shares	Exercise price		Number of Shares
$3.08	298,692	Below $	5.00	25,278
$8.96	2,789,307		$5.01 - $10.00	2,126,184
$12.96	319,064		$10.01 - $15.00	21,833
$18.90	9,177		$15.01 - $20.00	960,712
$69.64	9,581		$20.01 - $25.00	406,405
			$30.01 - $35.00	26,227
			$65.00 - $100.00	40,390
		Above $	100.00	20,353

(1)	Outstanding options and warrants presented as of December 22, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novus Therapeutics, Inc.

Date: December 22, 2020	By:	/s/ David-Alexandre C. Gros
	Name:	David-Alexandre C. Gros
	Title:	Chief Executive Officer